UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: October 13, 2003

DOCUMENTUM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27358	95-4261421
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

6801 Koll Center Parkway, Pleasanton, California	94566-7047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 600-6800

N/A (Former name or former address, if changed since last report.)

Item 5. OTHER EVENTS

     On October 13, 2003, Documentum, Inc., a Delaware corporation (“Documentum”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EMC Corporation, a Massachusetts corporation (“EMC”) and Elite Merger Corporation, a Delaware corporation and a wholly owned subsidiary of EMC (the “Merger Subsidiary”), providing for the acquisition of Documentum by EMC pursuant to a merger of the Merger Subsidiary with and into Documentum (the “Merger”) with Documentum surviving the Merger as a wholly owned subsidiary of EMC. In the Merger, and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of Documentum common stock will be converted automatically into the right to receive 2.175 shares of EMC common stock. The completion of the Merger is subject to the approval of the stockholders of Documentum, receipt of necessary approvals under United States and applicable foreign antitrust laws, effectiveness of the registration statement to be filed with the Securities and Exchange Commission and other customary closing conditions. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  EXHIBITS.

          2.1 Agreement and Plan of Merger dated as of October 13, 2003 by and among EMC Corporation, Elite Merger Corporation and Documentum, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENTUM, INC.

/s/ Sayed M. Darwish

Sayed M. Darwish Vice President, General Counsel and Secretary

Date: October 14, 2003

DOCUMENTUM, INC.

Current Report on Form 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of October 13, 2003 by and among EMC Corporation, Elite Merger Corporation and Documentum, Inc.